EXHIBIT 99.1

Icahn Enterprises L.P.

Investor Contacts:
SungHwan Cho, Chief Financial Officer
Peter Reck, Chief Accounting Officer
(212) 702-4300

For Release: August 7, 2013

Icahn Enterprises L.P. Reports Second Quarter 2013 Financial Results and
Announces Increased Quarterly Dividend of $1.25 per Depositary Unit

New York, NY - Icahn Enterprises L.P. (NASDAQ:IEP) is reporting revenues of $9.9 billion for the six months ended June 30, 2013 and net income attributable to Icahn Enterprises of $331 million, or $2.99 per LP unit. For the six months ended June 30, 2012, revenues were $6.9 billion and net income attributable to Icahn Enterprises was $306 million, or $2.93 per LP unit. For the six months ended June 30, 2013, Adjusted EBITDA attributable to Icahn Enterprises was $899 million compared to $722 million for six months ended June 30, 2012. For the six months ended June 30, 2013, Adjusted EBIT attributable to Icahn Enterprises was $675 million compared to $539 million for six months ended June 30, 2012. Icahn Enterprises has received over $1.0 billion of cash distributions from its operating subsidiaries during the first six months of 2013.

For the three months ended June 30, 2013, revenues were $4.6 billion and net income attributable to Icahn Enterprises of $54 million, or $0.48 per LP unit. For the three months ended June 30, 2012, revenues were $4.2 billion and net income attributable to Icahn Enterprises was $257 million, or $2.37 per LP unit. For the second quarter of 2013, Adjusted EBITDA attributable to Icahn Enterprises was $277 million compared to $506 million in the second quarter of 2012. For the second quarter of 2013, Adjusted EBIT attributable to Icahn Enterprises was $164 million compared to $401 million in the second quarter of 2012.

Mr. Icahn stated, “I am happy to report that for the six months ended June 30, 2013, our Net Asset Value per unit was up from $57 to $64, an increase of 12%. I am also happy to state, that in July, our Net Asset Value per unit was up another $7 to $71 per unit, an increase of 11% for the month, equating to an increase year to date in Net Asset Value of 25%. The increase in July was driven by strong performance from our Investment and Automotive segments.”

During the second quarter of 2013, the board of directors of the general partner of Icahn Enterprises L.P. approved a modification to Icahn Enterprises' distribution policy to provide for an increase in the annual distribution from $4.00 to $5.00 per depositary unit, payable in either cash or additional depositary units, at the election of each depositary unit holder. On August 6, 2013, the Board of Directors of the general partner of Icahn Enterprises declared a quarterly distribution in the amount of $1.25 per depositary unit, which will be paid on or about October 9, 2013 to depositary unit holders of record at the close of business on August 16, 2013.

***

Icahn Enterprises L.P. (NASDAQ:IEP), a master limited partnership, is a diversified holding company engaged in nine primary business segments: Investment, Automotive, Energy, Metals, Railcar, Gaming, Food Packaging, Real Estate and Home Fashion.

Caution Concerning Forward-Looking Statements

Results for any interim period are not necessarily indicative of results for any full fiscal period. This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Among these risks and uncertainties are risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, losses in the private funds and loss of key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risk related to our gaming operations, including reductions in discretionary spending due to a downturn in the local, regional or national economy, intense competition in the gaming industry from present and emerging internet online markets and extensive regulation; risks related to our railcar activities, including reliance upon a small number of customers that represent a large percentage of revenues and backlog, the health of and prospects for the overall railcar industry and the cyclical nature of the railcar manufacturing business; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not necessarily indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:	(Unaudited)
Net sales	$4,497	$3,707	$9,071	$6,106
Other revenues from operations	203	204	392	396
Net (loss) gain from investment activities	(228)	299	350	357
Interest and dividend income	52	17	76	42
Other income (loss), net	94	(1)	48	9
	4,618	4,226	9,937	6,910
Expenses:
Cost of goods sold	3,887	3,252	7,780	5,324
Other expenses from operations	105	108	205	214
Selling, general and administrative	313	336	682	645
Restructuring	9	9	17	16
Impairment	5	32	5	34
Interest expense	126	129	260	246
	4,445	3,866	8,949	6,479
Income before income tax (expense) benefit	173	360	988	431
Income tax (expense) benefit	(97)	101	(217)	131
Net income	76	461	771	562
Less: net income attributable to non-controlling interests	(22)	(204)	(440)	(256)
Net income attributable to Icahn Enterprises	$54	$257	$331	$306

Net income attributable to Icahn Enterprises allocable to:
Limited partners	$53	$249	$324	$297
General partner	1	8	7	9
	$54	$257	$331	$306

Basic income per LP unit	$0.48	$2.44	$3.00	$2.97
Basic weighted average LP units outstanding	110	102	108	100

Diluted income per LP unit	$0.48	$2.37	$2.99	$2.93
Diluted weighted average LP units outstanding	111	107	109	105
Cash distributions declared per LP unit	$1.00	$0.10	$2.00	$0.20

CONSOLIDATED BALANCE SHEETS
(In millions, except unit amounts)

	June 30,	December 31,
	2013	2012
ASSETS	(Unaudited)
Cash and cash equivalents	$3,340	$3,071
Cash held at consolidated affiliated partnerships and restricted cash	1,635	1,419
Investments	9,604	5,491
Accounts receivable, net	2,017	1,841
Inventories, net	2,029	1,955
Property, plant and equipment, net	6,628	6,523
Goodwill	2,089	2,082
Intangible assets, net	1,159	1,206
Other assets	743	968
Total Assets	$29,244	$24,556
LIABILITIES AND EQUITY
Accounts payable	$1,352	$1,383
Accrued expenses and other liabilities	2,237	1,496
Deferred tax liability	1,465	1,335
Securities sold, not yet purchased, at fair value	667	533
Due to brokers	2,414	—
Post-employment benefit liability	1,418	1,488
Debt	8,245	8,548
Total liabilities	17,798	14,783

Commitments and contingencies (Note 17)

Equity:
Limited partners: Depositary units: 111,147,379 and 104,850,813 units issued and outstanding at June 30, 2013 and December 31, 2012, respectively	5,488	4,913
General partner	(232)	(244)
Equity attributable to Icahn Enterprises	5,256	4,669
Equity attributable to non-controlling interests	6,190	5,104
Total equity	11,446	9,773
Total Liabilities and Equity	$29,244	$24,556

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in evaluating its performance. These include non-GAAP EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT. EBITDA represents earnings before interest expense, income tax (benefit) expense and depreciation and amortization. EBIT represents earnings before interest expense and income tax (benefit) expense. We define Adjusted EBITDA and Adjusted EBIT as EBITDA and EBIT, respectively, excluding the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, certain share based compensation, discontinued operations, gains/losses on extinguishment of debt, major scheduled turnaround expenses, FIFO adjustments and unrealized gains/losses on energy segment derivatives and certain other non-operational charges. We present EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT on a consolidated basis and attributable to Icahn Enterprises net of the effect of non-controlling interests. We conduct substantially all of our operations through subsidiaries. The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us.

We believe that providing EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, certain share based compensation, discontinued operations, gains/losses on extinguishment of debt, major scheduled turnaround expenses, FIFO adjustments and unrealized gains/losses on energy segment derivatives and certain other non-operational charges. Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt. Management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods. Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets. Additionally, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT present meaningful measures of corporate performance exclusive of our capital structure and the method by which assets were acquired and financed.

EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U.S. GAAP. For example, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT:

•	do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	do not reflect changes in, or cash requirements for, our working capital needs; and

•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the industries in which we operate may calculate EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT differently than we do, limiting their usefulness as comparative measures. In addition, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. Given these limitations, we rely primarily on our U.S. GAAP results and use EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT only as a supplemental measure of our financial performance.

Use of Indicative Net Asset Value Data

The Company uses the indicative net asset value of the depository units as an additional method for considering the value of the units, and we believe that this information can be helpful to investors. Please note, however, that the indicative net asset value of the units does not represent the market price at which the units trade. Accordingly, data regarding indicative net asset value is of limited use and should not be considered in isolation.

The Company's depository units are not redeemable, which means that investors have no right or ability to obtain from the Company the indicative net asset value of units that they own. Units may be bought and sold on The NASDAQ Global Select Market at prevailing market prices. Those prices may be higher or lower than the indicative net asset value of the units as calculated by Management.

See below for more information on how we calculate the indicative net asset value of the Company's depository units.

Indicative Net Asset Value Calculation

($ in millions, except per unit)	July 31,	June 30,	December 31,
	2013	2013	2012
Market-valued Subsidiaries:	(Unaudited)
Holding Company interest in Funds (1)	$2,702	$2,543	$2,387
CVR Energy (2)	3,360	3,375	3,474
CVR Refining - direct holding (2)	174	180	—
Federal-Mogul (2)	1,887	783	615
American Railcar Industries (2)	427	398	377
Total market-valued subsidiaries	$8,549	$7,279	$6,853

Other Subsidiaries:
Tropicana (3)	$566	$566	$512
Viskase (3)	237	237	268
Real Estate Holdings (4)	717	717	763
PSC Metals (4)	322	322	338
WestPoint Home (4)	205	205	256
AEP Leasing (4)	142	142	60
Total - other subsidiaries	$2,189	$2,189	$2,196
Add: Holding Company cash and cash equivalents (5)	1,451	1,412	1,045
Less: Holding Company debt (6)	(4,025)	(3,525)	(4,082)
Add: Other Holding Company net assets (7)	(24)	(133)	86
Indicative Net Asset Value	$8,141	$7,222	$6,098

Units Outstanding (8)	115	113	107
Indicative Net Asset Value Per Unit	$71	$64	$57

Indicative net asset value does not purport to reflect a valuation of IEP. The calculated Indicative net asset value does not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and Indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of IEP. Investors may reasonably differ on what such elements are and their impact on IEP. No representation or assurance, express or implied is made as to the accuracy and correctness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary.

(1)	Fair market value of Holding Company's interest in the Funds and Investment segment cash as of each respective date.

(2)	Based on closing share price on each date and the number of shares owned by the Holding Company as of each respective date.

(3)
Amounts based on market comparables due to lack of material trading volume. Tropicana valued at 9.0x and 8.0x Adjusted EBITDA for the twelve months ended June 30, 2013 and the twelve months ended December 31, 2012, respectively. Viskase valued at 9.5x and 11.0x Adjusted EBITDA for the twelve months ended June 30, 2013 and the twelve months ended December 31, 2012, respectively. The July 31, 2013 valuations for Tropicana and Viskase are the same as June 30, 2013 valuations due to lack of any new financial information subsequent to June 30, 2013.

(4)	Represents equity attributable to us as of each respective date except for July 31, 2013 which is as of June 30, 2013, due to the lack of any new financial information subsequent to June 30, 2013.

(5)
Holding Company's cash and cash equivalents balance as of each respective date except for July 31, 2013, which is as of June 30, 2013 and pro forma (i) for IEP participation in Federal Mogul's July 2013 rights offering, (ii) IEP's July 2013 quarterly distribution payment, and (iii) proceeds from IEP's debt offering that closed in August 2013.

(6)
June 30, 2013 and July, 31, 2013 Holding Company debt are adjusted for the satisfaction and discharge of the indenture governing our variable rate convertible notes due August 2013. The July 31, 2013 balance includes the $500 million debt issuance that closed on August 1, 2013.

(7)
Represents Holding Company net assets as reported on June 30, 2013, adjusted for the defeasance of the Convertible Notes. The July 31, 2013 balance is the June 30, 2013 balance adjusted for the quarterly dividend paid in July 2013.

(8)	LP Units Outstanding and the GP Unit equivalent as of each respective date.

($ in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Consolidated Adjusted EBITDA:	(Unaudited)
Net income	$76	$461	$771	$562
Interest expense, net	123	126	256	241
Income tax expense (benefit)	97	(101)	217	(131)
Depreciation and amortization	159	133	314	233
Consolidated EBITDA	$455	$619	$1,558	$905
Impairment of assets	5	32	5	34
Restructuring costs	9	9	17	16
Non-Service cost US based pensions	1	14	2	28
(Favorable) unfavorable FIFO impact	(24)	99	(29)	99
Unrealized (gain)/loss on derivatives	(106)	2	(138)	2
OPEB curtailment gain	(19)	—	(19)	—
Loss (gain) on disposal of assets	5	2	52	(1)
Stock-based compensation	—	17	12	19
Other	23	8	22	15
Consolidated Adjusted EBITDA	$349	$802	$1,482	$1,117

IEP Adjusted EBITDA:
Net income attributable to IEP	$54	$257	$331	$306
Interest expense, net	109	111	228	213
Income tax expense (benefit)	70	(107)	165	(142)
Depreciation and amortization	113	105	224	183
EBITDA attributable to IEP	$346	$366	$948	$560
Impairment of assets	5	25	5	27
Restructuring costs	7	8	14	14
Non-Service cost US based pensions	1	11	2	22
(Favorable) unfavorable FIFO impact	(16)	76	(21)	76
Unrealized (gain)/loss on derivatives	(70)	1	(97)	1
OPEB curtailment gain	(15)	—	(15)	—
Loss on disposal of assets	3	1	41	(1)
Stock-based compensation	—	13	7	14
Other	16	5	15	9
Adjusted EBITDA attributable to IEP	$277	$506	$899	$722

($ in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Consolidated Adjusted EBIT:	(Unaudited)
Net income	$76	$461	$771	$562
Interest expense, net	123	126	256	241
Income tax expense (benefit)	97	(101)	217	(131)
Consolidated EBIT	$296	$486	$1,244	$672
Impairment of assets	5	32	5	34
Restructuring costs	9	9	17	16
Non-Service cost US based pensions	1	14	2	28
(Favorable) unfavorable FIFO impact	(24)	99	(29)	99
Unrealized (gain)/loss on derivatives	(106)	2	(138)	2
OPEB curtailment gain	(19)	—	(19)	—
Loss (gain) on disposal of assets	5	2	52	(1)
Stock-based compensation	—	17	12	19
Other	23	8	22	15
Consolidated Adjusted EBIT	$190	$669	$1,168	$884

IEP Adjusted EBIT:
Net income attributable to IEP	$54	$257	$331	$306
Interest expense, net	109	111	228	213
Income tax expense (benefit)	70	(107)	165	(142)
EBIT attributable to IEP	$233	$261	$724	$377
Impairment of assets	5	25	5	27
Restructuring costs	7	8	14	14
Non-Service cost US based pensions	1	11	2	22
(Favorable) unfavorable FIFO impact	(16)	76	(21)	76
Unrealized (gain)/loss on derivatives	(70)	1	(97)	1
OPEB curtailment gain	(15)	—	(15)	—
Loss on disposal of assets	3	1	41	(1)
Stock-based compensation	—	13	7	14
Other	16	5	15	9
Adjusted EBIT attributable to IEP	$164	$401	$675	$539